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                                                                   EXHIBIT 99.2



                                DETACH HERE

                                   PROXY

                           AFC CABLE SYSTEMS, INC.

               Solicited on Behalf of the Board of Directors

            SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 22, 1999

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of AFC Cable Systems, Inc., a Delaware corporation ("AFC Cable"), to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts on November 22, 1999 at 10:00 a.m. EDT, (the "Meeting"), and at any adjournments or postponements thereof, and the Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints RALPH R. PAPITTO, ROBERT R. WHEELER and RAYMOND H. KELLER, or any of them, as proxies, with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, $.01 par value, standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the special meeting of stockholders, and at any adjournments or postponements thereof, on November 22, 1999.

This proxy, when properly executed and delivered, will be voted as specified below. If no specification is made, this proxy will be voted FOR Item 1. The proxies cannot vote your shares unless you sign and return this card. See Reverse Side.

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  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                           SIDE
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                                   DETACH HERE

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.




1. To approve and adopt the Agreement and Plan of Merger dated as of August 31, 1999 among AFC Cable, Tyco International (NV) Inc., a Nevada corporation ("Tyco NV") and a wholly owned subsidiary of Tyco
    International Ltd., a Bermuda company, and Tyco Acquisition Corp, XXII, a Delaware corporation and a wholly owned subsidiary of Tyco NV.

           FOR                       AGAINST                        ABSTAIN

          /  /                        /  /                            /  /

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            /  /

              Note: Please sign exactly as name appears on stock certificate. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.


Signature: _______________ Date: ______ Signature: _______________ Date: ______